                                                Filed Pursuant to Rule 424(b)(7)
                                                      Registration No. 333-37067

PRICING SUPPLEMENT NO. 6, dated January 7, 1997
This Pricing Supplement is used in reliance on Rule 434 under the Securities Act of 1933, as amended (the "Act"), and supplements the Prospectus dated October 24, 1997 and the Prospectus Supplement dated October 24, 1997. For purposes of
Section 10(a) of the Act, the final prospectus relating to the securities offered hereby consists of this Pricing Supplement, the Prospectus and the Prospectus Supplement and the documents incorporated therein by reference.

                                  $250,000,000
                    Developers Diversified Realty Corporation
                                Medium-Term Notes
                             Senior Fixed Rate Notes
                  Due from 9 Months or More From Date of Issue

Principal Amount:                           $100,000,000

Issue Price:                                99.744%

Original Issue Discount:                    $256,000

Original Issue Date:                        January 12, 1998

Maturity Date:                              January 15, 2008

Interest Rate:                              6.625%

Yield to Maturity:                          6.663%

Agent's Commission:                         .625%

Agent's Capacity:                           Principal

Net Proceeds to Company:                    $99,119,000

Agent:                                      Morgan Stanley Dean Witter

CUSIP:                                      25159N AV7



This Pricing Supplement supplements the Prospectus and Prospectus Supplement with respect to both (1) the initial offering of Medium-Term Notes and (2) market-making transactions in Medium-Term Notes by Morgan Stanley Dean Witter.